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FIRST AMENDMENT TO LEASE                                           Exhibit 10.38

      This FIRST AMENDMENT OF LEASE ("Amendment") dated as of April 16, 2004 by and between WESTWOOD PROPERTY HOLDINGS LLC, a New Jersey limited liability company (the "Landlord") and WESTWOOD COMPUTER CORPORATION, a New Jersey corporation, with offices at 11 Diamond Road, Springfield, New Jersey ("Tenant").

                                   WITNESSETH:

      WHEREAS, Landlord and Tenant entered into a certain Lease dated as of July 1, 2003 (the "Lease"), pursuant to which Landlord, as lessor, leased to Tenant, as lessee, a certain building and improvements thereon (the "Premises") located at 11 Diamond Road, Springfield, New Jersey (the "Building"), which Premises contains approximately 44,000 square feet of space which comprises the entire Building; and

      WHEREAS, Tenant and Landlord desire to amend the Lease to decrease the Term (as defined in the Lease) thereof upon the terms and conditions hereinafter set forth; and

      WHEREAS, Tenant and Landlord desire to amend the Lease to decrease the amount of the Base Rent (as defined in the Lease), upon the terms and conditions hereinafter set forth; and

      WHEREAS, Tenant and Landlord desire to modify the Lease in certain other respects upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing and the covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

      1. Definitions. Unless otherwise specifically defined herein, all capitalized terms used shall have the meanings given such terms in the Lease, as the same has been amended from time to time. Hereafter, the term "Lease" shall be deemed to mean the Lease, as modified by this Amendment.

      2.   Modification. The Lease is hereby modified as follows:

         a. Section 1.04 of the Lease is hereby deleted in its entirety and replaced with the following:

         "1.04 Term. The term of this Lease (the "Term") shall commence on July 1, 2003 (the "Commencement Date") and shall end April 30, 2009, unless sooner terminated herein."

         b. Section 2.01 of the Lease is hereby deleted in its entirety and replaced with the following:




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         `2.01 Base Rent. Tenant covenants and agrees to pay Landlord in lawful currency of the United States in advance on the first (1st) day of each month during the Term without any previous notice or demand therefor and without any offset or deduction, the following annual base rent in the following monthly installments (the "Base Rent"):

      Lease Year                  Annual Base Rent          Monthly Installments
      --------------------------------------------------------------------------

      Through 4/30/04             $233,000.00               $19,416.66
      5/1/04--4/30/09             $180,000.00               $15,000.00

      As used herein, the term "Lease Year" shall refer to the first twelve (12) months of the Term and thereafter to each (12) month period during the Term. If the Term does not begin on the first day or end on the last day of a month, the Base Rent for that partial month shall be prorated by multiplying the monthly Base Rent by a fraction, the numerator of which is the number of days of the partial month included in the Term and the denominator of which is the total number of days in the full calendar month:'

         c. Section 3.03(a) of the Lease is hereby deleted in its entirety and replaced with the following:

         '3.03(a). Tenant's Care of Premises. Tenant agrees that it shall, at its own cost and expense, make all repairs of whatever kind and nature, foreseen or unforeseen, as may be required to keep the Premises and fixtures thereon in good condition and repair. Without limiting the generality of the foregoing, Tenant shall be responsible for all exterior repairs, including walls, roof, parking area, driveways and landscaping, and shall further be solely responsible to keep the whole and every part of the interior of the Premises and all property and improvements situated therein in good repair, including without limitation all plumbing, heating and electrical installations and equipment, air conditioning equipment, hardware, doors and windows, plateglass, interior painting and decorating. In the event any repairs are covered by insurance, the same are to be paid for by the insurance proceeds aforesaid. In addition to the foregoing, Tenant shall be responsible for such improvements and replacements to the roof, HVAC, parking lot and building exterior (Capital Improvements) as may be reasonably required to keep such portions of the Premises in good condition and repair, subject to an aggregate limitation of $265,000 of Capital Improvement expenditures by Tenant for the balance of the Term after the date of this Amendment. Landlord shall be responsible for any excess Capital Improvements subject to an aggregate limitation of $409,042 of Capital Improvement expenditures during the Term (including the period before the date of this Amendment)'.'

         d. Exhibit B to the Lease is hereby deleted in its entirety. Tenant has received the reduction in the Base Rent reflected above in exchange for assuming from Landlord $265,000 of the obligations previously required of Landlord in Exhibit B.

      3. Reaffirmation. This Amendment modifies the Lease only as expressly set forth in Section 2 above. As hereby modified, the Lease is in all respects ratified, confirmed and approved. All of the terms, covenants and provisions of the Lease shall continue in full force

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and effect and in the event of any conflict or ambiguity between the terms, covenants and provisions of this Amendment and those of the Lease, the terms, covenants and provisions of this Amendment shall control.

      4. Authority; Binding Agreement. Tenant represents, warrants and covenants that it has full power, authority and legal right to execute and deliver this Amendment and to keep and observe all of the terms herein set forth to be observed and performed by it. Tenant represents, warrants and covenants that this Amendment is a valid, legal and binding obligation of Tenant, enforceable in accordance with the terms hereof.

      5. Amendments. The Lease and this Amendment may not be modified, amended, changed or terminated except by an agreement in writing signed by the Landlord and Tenant.

      6. Successors and Assigns. The Lease, as hereby modified, and this Amendment shall be binding upon and inure to the benefit of the Landlord and the Tenant and their respective successors and assigns.

      7. Counterparts. This Amendment may be executed in any number of counterparts and such counterparts, when taken together, shall constitute one and the same instrument.

      8. Construction. If any term, covenant or condition of this Amendment shall be held to be invalid, illegal or unenforceable in any respect, this Amendment to Lease shall be construed without such provision.

      9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey without reference to conflict of law provisions.

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      IN WITNESS WHEREOF, the Landlord and Tenant have executed this First
Amendment to Lease as of the day and year first above written.

                                    LANDLORD:

                          WESTWOOD PROPERTY HOLDINGS LLC

By:  e: T' le:
                                        TENANT: [ILLEGIBLE]
                                               ----------------------

                                        WESTWOOD COMPUTER CORPORATION

                                        By: Mary Margaret Grabel
                                           --------------------------
                                            Name:
                                            Title:

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                                 ACKNOWLEDGEMENT

STATE OF NEW JERSEY  )
                     ) .:
COUNTY OF Middlesex  )

      BE IT REMEMBERED, that on this 16 day of April, 2004, before me, the subscriber, personally appeared Keith Grabel who I am satisfied is the President of Westwood Property Holdings LLC, the Landlord mentioned in the within instrument, to whom I first made known the contents thereof, and thereupon he/she acknowledged that he/she signed, sealed and delivered the same as the__________________________of Westwood Property Holdings LLC, for the uses and purposes therein expressed.

                                           Michelle Zelinski
                                           --------------------------




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                                 ACKNOWLEDGEMENT

STATE OF NEW JERSEY )
                       SS.:

COUNTY OF MIDDLESEX )

      BE IT REMEMBERED, that on this 16 day of April, 2004, before me, the subscriber, personally appeared Mary Margaret Grabel who I am satisfied is the____________ of Westwood Computer Corporation, the Tenant mentioned in the within instrument, to whom I first made known the contents thereof, and thereupon he/she acknowledged that he/she signed, sealed and delivered the same as the___________________________of Westwood Computer Corporation, for the uses and purposes therein expressed.

                                           Michelle Zelinski
                                           --------------------------


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